Exhibit 99.1

MF Global Reports Fourth Quarter and Fiscal Year 2010 Results

Company Commences Strategic Realignment of Cost Structure

NEW YORK, May 20, 2010 – MF Global Holdings Ltd. (NYSE: MF), a leading brokerage firm offering customized solutions in global cash, derivatives and related markets, today reported financial results for the fourth quarter and fiscal year ended March 31, 2010.

Fourth Quarter and Year-End Highlights

•

Revenues, net of interest and transaction-based expenses (net revenue), were $240.5 million for the fourth quarter of 2010, versus $257.1 million for the same period last year; full-year 2010 net revenues were $1,015.0 million, versus $1,426.7 million last year.

•

GAAP net loss applicable to common shareholders was $96.5 million or $0.78 per basic and diluted share for the fourth quarter, compared with a net loss to common shareholders of $119.3 million or $0.98 per basic and diluted share for the same period last year. GAAP net loss to common shareholders for the full- year 2010 was $167.7 million or $1.36 per basic and diluted share, versus a net loss of $69.7 million or $0.58 per basic and diluted share last year.[1]

•

Adjusted net loss per fully diluted share was $0.17 for the fourth quarter, versus adjusted earnings per fully diluted share of $0.03 for the same period last year.[2] Adjusted net loss per fully diluted share for the full-year 2010 was $0.11, versus adjusted earnings per fully diluted share of $0.66 for the same period last year.

•	In March 2010, MF Global commenced a strategic assessment of its cost base, including reviews of its compensation structure and non-compensation expenses. As a result of this evaluation, the company:

•	Eliminated future service requirements on the majority of previously granted sign-on bonuses and other retention payments which will result in a one-time write-off of upfront compensation expense;

•	Implemented a global hiring freeze;

•	Set compensation targets (compensation to net revenues) for each business area;

[1]

GAAP net loss includes a number of unusual items, such as the write-down of upfront compensation payments, gains/losses on exchange memberships, stock compensation expense related to IPO awards, impairment of intangible assets and goodwill, broker-related loss costs, adjustments for tax rate changes, and severance expenses.

[2]	Adjusted earnings per fully diluted share is a non-GAAP measure. Please see “Non-GAAP Financial Measures” in this release.

•	Plans a reduction in its workforce of 10 to 15 percent in the first fiscal quarter 2011; and

•	Will restructure, postpone or terminate non-core initiatives and associated non-compensation expenses.

“We are taking decisive action to fundamentally improve the earnings profile of this company,” said Jon S. Corzine, chairman and CEO of MF Global. “The first step in this process is a realignment of our cost structure. We are focusing on compensation, including staffing levels and our incentive structure. In addition, we are reevaluating initiatives that do not demonstrate accretive characteristics in the near term. I am confident the decisions we are making will help drive profitability and demonstrate to our shareholders that MF Global can generate positive returns on capital.

“This company has tremendous potential and a timely opportunity to make significant inroads into the broader financial services industry,” Mr. Corzine continued. “As profitability improves and we ensure the appropriate controls are in place, we will look to enhance our revenue potential by supporting our client activities with more principal risk taking.

“In addition, financial regulatory reform efforts across the globe emphasize the importance of exchange-traded clearing arrangements and play into MF Global’s core strengths. MF Global’s strategic expansion into the equities and fixed income cash and derivatives markets, coupled with anticipated changes in the regulatory environment, will position the company to deliver better service to our client base as well as greater value to shareholders.”

Fourth Quarter 2010 and Full Year Results

Revenues, net of interest and transaction-based expenses (net revenue), were $240.5 million in the fourth quarter 2010, compared with net revenue of $257.1 million for the same period last year. The decline in revenue was primarily due to low interest rates, narrower credit spreads and the sale of the U.S. equity derivatives interdealer broker business during the quarter. Net revenue for the year ended March 31, 2010, was $1,015.0 million, versus $1,426.7 million last year.

GAAP net loss applicable to common shareholders in the fourth quarter was $96.5 million or $0.78 per basic and diluted share, compared with a net loss applicable to common shareholders of $119.3 million, or $0.98 per basic and diluted share for the same period last year. GAAP net loss for the year ended March 31, 2010, was $167.7 million or $1.36 per basic and diluted share, versus a net loss of $69.7 million, or $0.58 per basic and diluted share for the same period last year.

Adjusted net loss per fully diluted share was $0.17 for the fourth quarter, versus adjusted earnings per fully diluted share of $0.03 for the same period last year. Adjusted net loss per fully diluted share for the full-year 2010 was $0.11, versus adjusted earnings per fully diluted share of $0.66 for the same period last year.

Employee compensation and benefits (excluding non-recurring IPO awards) during the quarter totaled $184.2 million, or 76.6 percent of net revenue. Excluding severance costs and the acceleration of previously granted sign-on bonus and other retention payments of $29.1 million, employee compensation and benefits totaled $155.1 million or 64.5 percent of net revenue.

Non-compensation expense for the quarter was $166.2 million, compared with $191.1 million for the same period last year. The lower expense was due to a decrease in the impairment of intangible assets and goodwill and the elimination of IPO-related costs.

“Our efforts to reduce compensation and non-compensation expenses are already showing tangible results in April and May,” said Randy MacDonald, chief financial officer of MF Global. “In addition to creating a leaner cost base and more agile operating structure, we continue to see opportunities to de-lever the balance sheet, extend debt maturities and pursue more reasonable terms in our cost of capital. All of our efforts are designed to create flexibility, deliver greater profitability and provide the resources to drive growth.”

Client payables were $12.0 billion at March 31, 2010, compared with $11.8 billion at March 31, 2009.

Business Developments

Jon S. Corzine appointed Chairman and Chief Executive Officer

Jon S. Corzine was appointed as chairman and chief executive officer in March. Mr. Corzine brings a wealth of leadership experience and financial services expertise to MF Global, having served as governor of the state of New Jersey from 2006 to 2010 and as United States Senator from 2001 to 2006. Prior to entering public service, Mr. Corzine was chairman and senior partner at Goldman Sachs, where he spent 24 years.

Alison J. Carnwath will retire from the board at its next shareholders’ meeting in August 2010, having fulfilled her three-year commitment to the company.

Approved as dealer of Fannie Mae debt securities

MF Global was approved as an official underwriter of Fannie Mae’s debt securities. This approval now allows MF Global Inc., a subsidiary of MF Global Holdings Ltd., to directly participate in the underwriting of Fannie Mae’s long-term debt securities.

This designation advances the firm’s continued expansion of its trading and underwriting of government-sponsored enterprise debt. Last quarter, the firm announced its approval as an underwriter and reallowance dealer of Federal Home Loan Bank System long-term debt programs, and as an underwriter of Freddie Mac’s debt programs.

Conference Call Information

MF Global will hold a conference call to discuss the quarter and full-year 2010 results today at 8:30 a.m. EST. The call is open to the public.

Dial-in information

U.S./Canada: +1 877.719.9791

International: +1 719.325.4850

Conference ID: 4895450

Listeners to the call should dial in approximately 10 minutes prior to the start of the call.

Webcast information

A live audio webcast of the presentation will also be available on the investor relations section of the MF Global Web site, at http://www.mfglobalinvestorrelations.com, and will be available for replay shortly after the event.

About MF Global

MF Global Holdings Ltd. (NYSE: MF) is one of the world’s leading cash and derivatives brokerage firms, providing seamless execution, clearing, and settlement services in exchange-traded and over-the-counter markets. A leader by volume on multiple exchanges, the firm delivers insight and access across a broad range of products. MF Global helps its diverse client base meet their unique trading and hedging needs through customized solutions, market expertise, and value-added research. For more information, please visit www.mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission (SEC), and any amendments thereto, for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, which is available on the Company’s website at www.mfglobal.com.

Investor Contact:
Lisa Kampf	+1 212.589.6592 lkampf@mfglobal.com

Media Contact:
Melissa Jarmel	+1 312.548.1287 mjarmel@mfglobal.com

###

Non-GAAP Financial Measures

In this press release, we provide certain earnings per share ratios based on a fully diluted number of shares (“fully diluted shares”). In accordance with the regulations of the U.S. Securities and Exchange Commission (“SEC”), earnings per share ratios based on fully diluted shares are considered to be non-GAAP financial measures because fully diluted shares represent shares outstanding, as determined on a GAAP basis, with certain adjustments that are made outside of GAAP. We use fully diluted shares for certain ratios for the reasons described further below.

We also provide information related to “adjusted earnings per fully diluted share”, which represents “adjusted earnings” (a non-GAAP financial measure) divided by our fully diluted shares (also a non-GAAP financial measure). “Adjusted earnings” excludes the following items from “Net loss/income applicable to common shareholders”: Stock compensation expense related to IPO awards; Severance expense; Exchange membership gains and losses; Impairment of intangible assets and goodwill; Certain litigation settlement reimbursement and expense; UK litigation costs; Write-down of upfront compensation payments; IPO-related costs; Accelerated amortization of debt issuance costs; Foreign currency translation movements; Restructuring costs; a Tax rate adjustment related to our change in corporate domicile; Tax liability from the Reorganization and Separation; Costs associated with the February 2008 broker-related loss; Lehman bad debt; Refco integration costs; and the USFE impairment loss. We use “adjusted earnings per fully diluted share” for the same reasons why we present fully diluted share ratios and also because our management believes that the measure provides a more useful metric of our operating performance. In particular, we exclude stock compensation expense related to IPO awards; write-down of upfront compensation payments; Lehman bad debt; and costs associated with the February 2008 broker-related loss because we believe that they reflect losses or expenses arising from one-time events. In addition, we exclude impairment of intangible assets and goodwill; severance expense; certain litigation settlement reimbursement and expense; UK litigation costs; IPO-related costs; accelerated amortization of debt issuance costs; foreign currency translation movements; restructuring costs; exchange membership gains and losses; Refco integration costs; the USFE impairment loss; a tax liability from the Reorganization and Separation; and a tax rate adjustment related to our change in corporate domicile because we believe that these gains and losses do not reflect our operating performance and do not help our shareholders understand our past or future financial performance, even though accounting rules require us to record these gains and losses.

“Adjusted earnings per fully diluted share” for the three months ended March 31, 2009 as reported in this press release, differs from “adjusted earnings per fully diluted share” for the three months ended March 31, 2009, as reported in our press release dated May 21, 2009. Because of a change in SEC guidance, we now exclude four items from “adjusted earnings” that we previously did not exclude: severance expense, restructuring costs, U.K. litigation costs, and foreign currency translation movements. In addition, “adjusted earnings per fully diluted share” for the year ended March 31, 2009 as reported in this press release, also differs from “adjusted earnings per fully diluted share” for the year ended March 31, 2009, as reported in our press release dated May 21, 2009. Because of a change in SEC guidance, we now exclude five items from “adjusted earnings” that we previously did not exclude: severance expense, restructuring costs, U.K. litigation costs, Lehman bad debt and foreign currency translation movements.

The presentation of fully diluted shares and ratios based on fully diluted shares are not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of this measure may be different from non-GAAP financial measures used by other companies.

To determine fully diluted shares, both the numerator and denominator of the EPS calculation require adjustment. For the numerator, interest and amortization of issuance costs on our Convertible Notes, net of tax and dividends on the Series A and Series B Preferred Stock must be added back to net loss/income applicable to common shareholders. For the denominator, weighted average shares of common stock outstanding is adjusted at March 31, 2010 and 2009 to add back shares underlying restricted stock and stock unit awards (“IPO awards”) granted in connection with our IPO which are not considered dilutive under U.S. GAAP and, therefore, not included in diluted shares of common stock outstanding. These shares are not considered dilutive because, in part, of the value of these awards in relation to the market price of our shares of outstanding common stock. In addition, shares of common stock outstanding are also adjusted at March 31, 2010 and 2009 to include the impact of our outstanding

Series A Preferred Stock, Series B Preferred Stock and Convertible Notes, on an if-converted basis. For the three months ended March 31, 2010 weighted average shares of common stock outstanding is adjusted by 3.5 million, 12.0 million, 14.4 million and 19.6 million shares, related to IPO awards, Series A Preferred Stock, Series B Preferred Stock and Convertible Notes, respectively. For the year ended March 31, 2010 weighted average shares of common stock outstanding is adjusted by 3.4 million, 12.0 million, 14.4 million and 19.6 million shares, related to IPO awards, Series A Preferred Stock, Series B Preferred Stock and Convertible Notes, respectively. For the three months ending March 31, 2009 weighted average shares of common stock outstanding is adjusted for 4.6 million, 12.0 million, 14.4 million and 20.0 million, related to IPO awards, Series A Preferred Stock, Series B Preferred Stock and Convertible Notes, respectively. For the year ending March 31, 2009 weighted average shares of common stock outstanding is adjusted for 4.6 million, 8.4 million, 11.0 million and 14.6 million, related to IPO awards, Series A Preferred Stock, Series B Preferred Stock and Convertible Notes, respectively. We believe it is meaningful to investors to present ratios based on fully diluted shares because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of our IPO awards and when our Series A Preferred Stock, Series B Preferred Stock and Convertible Notes are converted. It is also how our management internally views dilution.

MF Global Holdings Ltd.

Consolidated Statements of Operations

(Dollars in thousands, except share data)

	Three months ended March 31,		Year Ended March 31,
	2010	2009	2010	2009
Revenues
Commissions	$347,590	$312,925	$1,386,044	$1,642,380
Principal transactions	49,998	45,308	225,442	287,652
Interest income	156,538	99,828	491,605	872,330
Other	10,606	12,562	42,351	112,449

Total revenues	564,732	470,623	2,145,442	2,914,811

Interest and transaction-based expenses:
Interest expense	109,327	28,118	288,044	495,131
Execution and clearing fees	156,439	125,335	601,800	741,003
Sales commissions	58,511	60,067	240,579	252,011

Total interest and transaction-based expenses	324,277	213,520	1,130,423	1,488,145

Revenues, net of interest and transaction-based expenses	240,455	257,103	1,015,019	1,426,666

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	184,239	153,640	672,961	796,191
Employee compensation related to non-recurring IPO awards	6,728	5,125	31,827	44,819
Communications and technology	31,416	30,546	118,589	122,611
Occupancy and equipment costs	10,039	11,236	39,390	44,830
Depreciation and amortization	13,749	15,551	55,090	57,841
Professional fees	26,087	21,358	82,147	90,367
General and other	33,220	24,339	114,638	100,614
IPO-related costs	—	6,017	894	23,117
Impairment of intangible assets and goodwill	51,655	82,028	53,980	82,028
Refco integration costs	—	—	—	727

Total other expenses	357,133	349,840	1,169,516	1,363,145

(Loss)/gains on exchange seats and shares	(4,431)	883	8,493	15,054
Loss on extinguishment of debt	—	—	9,682	—
Interest on borrowings	9,311	13,758	39,726	68,626

(Loss)/Income before provision for income taxes	(130,420)	(105,612)	(195,412)	9,949
(Benefit)/provision for income taxes	(39,189)	5,603	(56,343)	41,877
Equity in income/(loss) of unconsolidated companies (net of tax)	2,531	(737)	3,791	(16,154)

Net loss	(88,700)	(111,952)	(135,278)	(48,082)

Less: Net income/(loss) attributable to noncontrolling interest	166	(362)	1,691	976

Net loss attributable to MF Global Holdings Ltd.	$(88,866)	$(111,590)	$(136,969)	$(49,058)

Dividends declared on preferred stock	7,679	7,678	30,713	18,594
Cumulative and participating dividends	—	—	—	2,033

Net loss applicable to common shareholders	$(96,545)	$(119,268)	$(167,682)	$(69,685)

Loss per share:
Basic	$(0.78)	$(0.98)	$(1.36)	$(0.58)
Diluted	$(0.78)	$(0.98)	$(1.36)	$(0.58)
Weighted average number of common shares outstanding:
Basic	123,446,227	122,322,445	123,222,780	121,183,447
Diluted	123,446,227	122,322,445	123,222,780	121,183,447

MF Global Holdings Ltd.

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,
	2010	2009
Assets
Cash and cash equivalents	$826,227	$639,183
Restricted cash and segregated securities	9,693,927	9,670,494
Securities purchased under agreements to resell	22,125,430	12,902,670
Securities borrowed	3,918,553	8,624,906
Securities received as collateral	52,185	54,488
Securities owned	10,320,139	3,605,908
Receivables:
Brokers, dealers and clearing organizations	3,317,789	2,473,341
Customers	292,110	415,532
Affiliates	—	95
Other	44,418	36,884
Memberships in exchanges, at cost	6,262	6,370
Furniture, equipment and leasehold improvements, net	72,961	62,717
Intangible assets, net	73,359	151,688
Other assets	222,720	191,359

TOTAL ASSETS	50,966,080	38,835,635

Liabilities and Equity
Short-term borrowings, including current portion of long-term borrowings	142,867	148,835
Securities sold under agreements to repurchase	29,079,743	14,271,698
Securities loaned	989,191	5,951,679
Obligation to return securities borrowed	52,185	54,488
Securities sold, not yet purchased, at fair value	4,401,449	2,884,591
Payables:
Brokers, dealers and clearing organizations	2,240,731	1,077,379
Customers	11,997,852	11,766,390
Affiliates	—	1,602
Accrued expenses and other liabilities	197,074	293,207
Long-term borrowings	499,389	938,007

TOTAL LIABILITIES	49,600,481	37,387,876

Preference shares, $1.00 par value per share; 200,000,000 shares authorized;
1,500,000 Series A Convertible, issued and outstanding, cumulative	96,167	96,167
1,500,000 Series B Convertible, issued and outstanding, non-cumulative	128,035	128,035

EQUITY
Common shares, $1.00 par value per share; 1,000,000,000 shares authorized, 121,698,729 and 120,723,046 shares issued and outstanding, respectively	121,699	120,723
Treasury shares	(219)	(97)
Receivable from shareholder	(29,779)	(29,779)
Additional paid-in capital	1,367,948	1,335,449
Accumulated other comprehensive loss (net of tax)	(5,752)	(24,015)
Accumulated deficit	(328,466)	(191,497)
Noncontrolling interest	15,966	12,773

TOTAL EQUITY	1,141,397	1,223,557

TOTAL LIABILITIES AND EQUITY	$50,966,080	$38,835,635

Supplementary Data

The table below calculates total principal transactions revenue for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2010	2009	2010	2009
		(dollars in millions)
Principal transactions	$50.0	$45.3	$225.4	$287.7
Net interest generated from principal transactions and related financing transactions	3.0	37.4	53.3	150.2

Total principal transactions revenue	$53.0	$82.7	$278.7	$437.9

The table below provides an analysis of the components of net interest income for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2010	2009	2010	2009
		(dollars in millions)
Net interest generated from client payables and excess cash	$44.2	$34.3	$150.3	$227.0
Net interest generated from principal transactions and related financing transactions	3.0	37.4	53.3	150.2

Total net interest income	$47.2	$71.7	$203.6	$377.2

The table below calculates net revenues from client payables and excess cash for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2010	2009	2010	2009
		(dollars in millions)
Net interest generated from client payables and excess cash	$44.2	$34.3	$150.3	$227.0
Principal transactions revenues from investment of client payables	(2.3)	(7.8)	1.9	24.5

Total net revenues from client payables and excess cash	$41.9	$26.5	$152.2	$251.5

The table below presents volumes for the periods presented:

	Three months ended March 31,		Year Ended March 31,
	2010	2009	2010	2009
		(contracts in millions)
Execution-only volumes	87.8	113.7	441.2	537.4
Cleared volumes	338.2	272.5	1,235.3	1,295.2

Total exchange-traded futures and options volumes	426.0	386.2	1,676.5	1,832.6

Supplementary Data (continued)

GAAP net loss for the three months ended March 31, 2010 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (2)	Per Fully Diluted Shares (3)
Shares outstanding (in millions)			123.4	172.9

GAAP	$(130.4)	$(96.5)	(0.78)	—
Impairment of intangible assets and goodwill	51.7	34.2		0.20
Write-down of upfront compensation payments	27.5	18.6		0.11
Stock compensation expense related to IPO awards	6.7	3.8		0.02
Exchange membership losses	4.4	3.2		0.02
Severance expense	1.6	1.2		0.01
Other adjustments (1)	1.5	(6.3)		(0.04)
Anti-dilutive impact of fully diluted number of shares	—	11.7		0.29

Adjusted	$(37.0)	$(30.1)		(0.17)
(1) Other adjustments include broker related loss costs and a tax rate adjustment related to the change in corporate domicile.
(2) Calculated using after-tax amounts and 123.4 million shares outstanding.
(3) Calculated using after-tax amounts and fully diluted shares of 172.9 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.
GAAP net income for the three months ended March 31, 2009 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:
	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (2)	Per Fully Diluted Shares (3)
Shares outstanding (in millions)			122.3	173.3

GAAP	$(105.6)	$(119.3)	(0.98)	—
Impairment of intangible assets and goodwill	82.0	79.9		0.46
Severance expense	9.9	6.6		0.04
U.K. litigation costs	8.0	5.8		0.03
IPO-related costs	6.0	2.4		0.01
Stock compensation expense related to IPO awards	5.1	5.0		0.03
Other adjustments (1)	0.6	6.9		0.04
USFE impairment loss	—	0.9		0.01
Anti-dilutive impact of fully diluted number of shares	—	16.2		0.39

Adjusted	$6.0	$4.4		0.03

(1)

Other adjustments include Refco integration costs, exchange membership gains, restructuring, foreign currency translation movements, tax adjustments, certain defined litigation settlements and broker related loss costs.

(2)	Calculated using after-tax amounts and 122.3 million shares outstanding.
(3)	Calculated using after-tax amounts and fully diluted shares of 173.3 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.

Supplementary Data (continued)

GAAP net loss for the year ended March 31, 2010 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:

	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (2)	Per Fully Diluted Shares (3)
Shares outstanding (in millions)			123.2	172.6

GAAP	$(195.4)	$(167.7)	(1.36)	—
Impairment of intangible assets and goodwill	54.0	35.6		0.21
Write-down of upfront compensation payments	27.5	18.6		0.11
Stock compensation expense related to IPO awards	31.8	26.6		0.15
Foreign currency translation movements	16.0	11.5		0.07
Accelerated amortization of debt issuance costs	9.7	6.0		0.03
Exchange membership gains	(8.5)	(6.0)		(0.03)
Severance expense	6.4	4.3		0.02
Other adjustments (1)	6.5	(1.3)		(0.01)
Anti-dilutive impact of fully diluted number of shares	—	54.1		0.70

Adjusted	$(52.0)	$(18.3)		(0.11)
(1) Other adjustments include IPO-related costs, certain defined litigation settlements, a tax rate adjustment related to the change in corporate domicile and broker related loss costs.
(2) Calculated using after-tax amounts and 123.2 million shares outstanding
(3) Calculated using after-tax amounts and fully diluted shares of 172.6 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.

GAAP net income for the year ended March 31, 2009 includes the following amounts and earnings per share effect based on a basic and fully diluted number of shares:
	Pre-tax Amount (millions)	After-tax Amount (millions)	Per Basic Shares (2)	Per Fully Diluted Shares (3)
Shares outstanding (in millions)			121.2	159.8

GAAP	$9.9	$(69.7)	(0.58)	—
Impairment of intangible assets and goodwill	82.0	79.9		0.50
Certain defined litigation reimbursements	(54.6)	(43.1)		(0.27)
Stock compensation expense related to IPO awards	44.8	35.5		0.22
Severance expense	38.1	27.6		0.17
IPO related costs	23.1	19.5		0.12
Exchange membership gains	(15.1)	(8.6)		(0.05)
U.K. litigation costs	8.0	5.8		0.04
Other adjustments (1)	4.8	6.0		0.04
USFE impairment loss	—	14.6		0.09
Anti-dilutive impact of fully diluted number of shares	—	38.0		0.38

Adjusted	$141.0	$105.5		0.66

(1)          Other adjustments include Lehman bad debt, restructuring, foreign currency translation movements, Refco integration costs, tax adjustments and broker related loss costs.

(2)          Calculated using after-tax amounts and 121.2 million shares outstanding

(3)          Calculated using after-tax amounts and fully diluted shares of 159.8 million, which is a non-GAAP financial measure. Please see definitions of non-GAAP financial measures in this release.

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